UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 23, 2013

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

 (Registrant's telephone number, including area code) (212) 381-3500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2013, PVH B.V. (“PVH Europe”), a subsidiary of PVH Corp. (the “Company” or “PVH”), entered into an amended and restated employment agreement with Fred Gehring, and Calvin Klein, Inc. (“Calvin Klein), a subsidiary of the Company, entered into an amended and restated employment agreement with Paul Thomas Murry (the “Gehring Agreement” and the “Murry Agreement”, respectively, and, together, the “Agreements”).

The following is a summary of the material terms and conditions of each of the Agreements.

Fred Gehring

The Gehring Agreement is effective as of July 1, 2013. The agreement provides that Mr. Gehring will serve as the chief executive officer of PVH Europe, holding the titles of Chief Executive Officer of Tommy Hilfiger and of PVH International Operations.  As Chief Executive Officer of Tommy Hilfiger, the managers of the European and Asian businesses operated by the Company’s Tommy Hilfiger International division report to him or to persons reporting to him.  As Chief Executive Officer of PVH International Operations, Mr. Gehring oversees (x) the European operations of PVH’s Calvin Klein business (excluding those Calvin Klein business activities directly overseen by PVH’s Calvin Klein, Inc. subsidiary) and (y) PVH’s other direct operations in Europe (excluding business activities directly overseen by PVH).  Mr. Gehring is also expected to perform an advisory role on the future plans to gradually integrate PVH’s Tommy Hilfiger and Calvin Klein business operations in Asia and South America, train a successor for his role overseeing certain Tommy Hilfiger and Calvin Klein operations and transition his responsibilities to such person no earlier than the first anniversary and no later than the third anniversary of the effective date.  Upon the confirmation by PVH’s Chief Executive Officer that the successor is ready to assume Mr. Gehring’s duties, Mr. Gehring will transition to the role of “Executive Chairman of PVH Europe” and will no longer hold the titles of Chief Executive Officer of Tommy Hilfiger and of PVH International Operations.  Following the transition, Mr. Gehring’s working hours will be reduced to 50% of his working hours prior to the effective date of the Gehring Agreement (although his working hours may be adjusted by plus or minus 10%) or approximately two to three days per business week.  As Executive Chairman of PVH Europe, Mr. Gehring will be involved in establishing the overall strategy of Tommy Hilfiger but will no longer be responsible for day-to-day operations of Tommy Hilfiger.  He will also serve as an advisor to his successor and to PVH’s CEO on matters related to PVH.

Mr. Gehring’s current base salary is €950,000 per annum and is subject to annual review and upward adjustment under the terms of the  Gehring Agreement. Mr. Gehring is also eligible to participate in the Company’s bonus and stock plans and other incentive compensation programs for executives. However, Mr. Gehring received an equity award in the Company’s 2013 fiscal year and the Gehring Agreement provides that Mr. Gehring will receive no further equity awards in the Company’s 2013, 2014 and 2015 fiscal years.  Following Mr. Gehring’s transition to the role of Executive Chairman of PVH Europe, his base salary and bonus opportunity will be reduced by 50%.  In addition, Mr. Gehring is eligible to participate in all employee benefits and insurance plans sponsored or maintained by the Company for executives, subject to differences in the employee benefits and insurance plans provided to him and the Company’s other executives by virtue of Mr. Gehring’s residence and principal workplace being in Amsterdam, the Netherlands and to the continuation of his participation in plans that were in effect for him and the employees of Tommy Hilfiger B.V. (PVH Europe’s prior name) prior to the Company’s acquisition of Tommy Hilfiger B.V. (and certain related companies) in 2010.  In particular, Mr. Gehring will continue to participate in the collective pension scheme of PVH Europe and the Company will continue to provide at its cost accident insurance, directors’ and officer’s liability insurance, and disability insurance covering Mr. Gehring, as described in the Gehring Agreement. Mr. Gehring is also entitled to reimbursement of reasonable business expenses and to 25 vacation days each calendar year prior to his transition to the role of Executive Chairman of PVH Europe and 10 vacation days each calendar year after such transition.

The Gehring Agreement also sets forth Mr. Gehring’s rights to severance upon termination of employment and restrictive covenants in the Company’s favor to which he has agreed. Generally, Mr. Gehring is entitled to severance only if his employment is terminated by PVH Europe without “cause” or if he terminates his employment for “good reason.” “Cause” is generally defined as (1) gross negligence or willful misconduct in Mr. Gehring’s performance of the material responsibilities of his position, which results in material economic harm to the Company or its affiliates or in reputational harm causing demonstrable injury to the Company or its affiliates; (2) Mr. Gehring’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (3) Mr. Gehring’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law or the equivalent of a felony under applicable foreign law (other than a traffic violation); (4) Mr. Gehring’s having willfully divulged, furnished or made accessible any confidential information (as defined in the Gehring Agreement); or (5) any act or failure to act by Mr. Gehring, which, under the provisions of applicable law, disqualifies him from acting in the capacity in which he is then acting for the Company. “Good reason” is generally defined as (i) the assignment to Mr. Gehring of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action by the Company that substantially diminishes (A) the aggregate value of Mr. Gehring’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Gehring’s services be rendered primarily at a location or locations more than 35 miles from the location at which he renders services on the effective date of the Gehring Agreement; or (v) the Company’s failure to require any successor to assume expressly and agree to perform the Gehring Agreement. Mr. Gehring’s transition to the role of Executive Chairman of PVH Europe will not be regarded as constituting good reason.

Either party may terminate the Gehring Agreement, subject to a notice period of 90 days for Mr. Gehring and 180 days for PVH Europe.  The Gehring Agreement automatically terminates upon the end of the month in which Mr. Gehring turns the statutory pension age under Dutch law. In the event of a termination of employment without cause or for good reason, Mr. Gehring is entitled to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination).  This amount will be paid in a lump sum.  The Gehring Agreement also provides that during the 18-month period following Mr. Gehring’s termination of employment without cause or for good reason, medical, dental, life and disability insurance coverages are continued for Mr. Gehring (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages).  Mr. Gehring is required to pay the active employee rate, if any, for such coverage.  In the event of Mr. Gehring’s disability, which under the Gehring Agreement means his disability for a 104-week period, Mr. Gehring is entitled to receive 70% of his base salary for the 104-week period, and PVH Europe would be entitled to terminate his employment due to his disability if and when permitted by applicable law.  In the event of Mr. Gehring’s death, the Company must make a payment equal to three months’ base salary to his estate.

The Gehring Agreement also includes certain restrictive covenants in favor of the Company.  The covenants include prohibitions during and following employment against his use of confidential information and soliciting Company employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, competing against the Company by accepting employment or being otherwise affiliated with a competitor listed on an exhibit to the agreement.

Paul Thomas Murry

The Murry Agreement is effective as of July 1, 2013 and provides that Mr. Murry will serve as the Chief Executive Officer of Calvin Klein.  The agreement expires on the fourth anniversary of the effective date, subject to a one-year extension period if the parties mutually agree.  Mr. Murry is expected to train a successor Chief Executive Officer of Calvin Klein and transition his responsibilities to such person on the third anniversary of the effective date.  At such time, Mr. Murry will transition to the role of Executive Chairman of Calvin Klein and will no longer hold the title of Chief Executive Officer of Calvin Klein. Following the transition, Mr. Murry’s working hours will be reduced to 50% of his working hours prior to the effective date of the Murry Agreement (although his working hours may be adjusted by plus or minus 10%) or approximately two to three days per business week, and in no event less than 1,000 hours per year.

Mr. Murry’s current base salary is $1,000,000 per annum and is subject to annual review and upward adjustment pursuant to the terms of the Murry Agreement.  Mr. Murry is also eligible to participate in the Company’s bonus and stock plans and other incentive compensation programs for executives.  As consideration for Mr. Murry’s entering into the Murry Agreement, Mr. Murry will receive a stock option award on the first business day of the month following the effective date of the Murry Agreement with a fair market value on the date of grant of $1,000,000.  He will not receive any additional options in the Company’s 2013, 2014 and 2015 fiscal years.  Following Mr. Murry’s transition to the role of Executive Chairman of Calvin Klein, his base salary and bonus opportunity will be reduced by 50%.  In addition, Mr. Murry is eligible to participate in all employee benefits and insurance plans sponsored or maintained by the Company for executives.  Mr. Murry is also entitled to reimbursement of reasonable business expenses and is eligible to participate in any clothing allowance program developed for executives of Calvin Klein.

The Murry Agreement also sets forth Mr. Murry’s rights to severance upon termination of employment and restrictive covenants in the Company’s favor to which he has agreed.  Generally, Mr. Murry is entitled to severance only if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason.”  The definitions of “cause” and “good reason” under the Murry Agreement are substantially the same as under the Gehring Agreement.  Mr. Murry’s transition to the role of Executive Chairman of Calvin Klein will not be regarded as constituting good reason.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Murry is entitled, subject to executing a release of claims in the Company’s favor, to severance payments equal to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This severance amount will be reduced by 50% following his transition to Executive Chairman of Calvin Klein.  All such payments are payable in accordance with the Company’s payroll schedule in 36 substantially equal installments. The Murry Agreement provides that during the 18-month period following Mr. Murry’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for such executive (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages).  Mr. Murry is required to pay the active employee rate, if any, for such coverage.  Mr. Murry also is entitled, subject to executing a release of claims in the Company’s favor, to severance upon the termination of his employment by the Company without cause or by him for good reason within two years after a change in control of the Company (as defined in the Murry Agreement).  In either such case, Mr. Murry would receive an aggregate change in control severance amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination).  This change in control severance amount will be reduced by 50% following his transition to Executive Chairman of Calvin Klein. This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).  This amount will be paid in 48 substantially equal payments if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A of the Code.  Mr. Murry also receives comparable medical, dental, life and disability insurance coverage for himself and his family for a two-year period after such a termination.  In addition, if the receipt of the foregoing severance would subject Mr. Murry to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.

The Murry Agreement also includes certain restrictive covenants in favor of the Company.  The covenants include prohibitions during and after employment against the use of confidential information and soliciting Company employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, competing against the Company or accepting employment with a competitor and interfering with the Company’s business relationships.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By:	/s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President

Date: July 26, 2013